SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                              FORM 8-K/A

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           November 22, 2005
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------


            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                    Federal Way, Washington 98063-9777
                  (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 2.06. Material Impairments
SIGNATURES

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                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON D.C., 20549

ITEM 2.06. MATERIAL IMPAIRMENTS

	(a)	On November 22, 2005, Weyerhaeuser Company approved the indefinite curtailment of production on a 350,000 ton containerboard machine in Plymouth, North Carolina. The company will recommend to its board of directors that the machine be shut down permanently.

	In reaching its decision, the company determined that the 48-year-old Plymouth machine no longer is economically sustainable due to its age and high cost, compounded by severe market conditions. The indefinite production curtailment affects approximately 200 hourly and salaried positions in Plymouth.

      	In approving the indefinite curtailment of production of the
Plymouth machine, the company determined that it is likely that the company will incur a material impairment charge in connection with the curtailment. The company was unable to estimate the amount of the charge, however, until it
completed an impairment analysis   On December 14, 2005 the company determined
the estimated amount of the charge for impairment of the assets relating to indefinite closure of the Plymouth machine.

      (b)	The company estimates the impairment charge required for the indefinite closure of the Plymouth containerboard machine to be in the range of approximately $93 million to $110 million, including termination benefits.

      (c)	The company also estimates that it will incur future cash
expenditures of approximately $4 million to $6 million of the impairment charge, relating to payment of termination benefits.

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Steven J. Hillyard
                                          ---------------------------
                                     Its: Vice President and
                                          Chief Accounting Officer
Date:  December 14, 2005
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